Exhibit 10.36

Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

ANSTELLUNGSVERTRAG	EMPLOYMENT AGREEMENT

zwischen	between

der Firma Clarios Germany GmbH & Co. KGaA, Am Leineufer 51, 30419 Hanno- ver/Deutschland, vertreten durch die Clarios Management GmbH, Am Leineufer 51, 30419 Hannover/Deutschland	the company Clarios Germany GmbH & Co. KGaA, Am Leineufer 51, 30419 Hanover/Germany, represented by Clarios Management GmbH, Am Leineufer 51, 30419 Hanover/Germany

- nachstehend ,,Gesellschaft” genannt -	- hereinafter referred to as the “Company” -

und	and

Dr. Werner Benade Hohenzollernallee 37 40235 Dusseldorf Nordrhein-Westfalen Germany	Dr. Werner Benade Hohenzollernallee 37 40235 Dusseldorf Nordrhein-Westfalen Germany

-nachstehend ,,Arbeitnehmer” genannt. -	- hereinafter referred to as “Employee” -

1. Beginn derTatigkeit	1. Commencement of the Employment

1.1. Das Anstellungsverhaltnis beginnt am January 1st, 2021. Es wird auf unbestimmte Zeit geschlossen.	1.1. The employment relationship begins on January 1st, 2021. This agreement is entered into for an unlimited period of time.

2. Tatigkeit, Pflichten und Zuweisung anderer Tatigkeiten	2. Activities, Duties and Assignment of other Tasks

2.1. Der Arbeitnehmer wird als Vice President and General Manager EMEA einge- stellt. Der Arbeitnehmer berichtet an den Chief Executive Officer.	2.1. The Employee is hired as Vice President and General Manager EMEA. The Employee reports to the company Chief Executive Officer.

2.2. Die Einzelheiten der dem Arbeitnehmer ubertragenen Aufgaben ergeben sich aus der jeweils geltenden Stellenbeschrei- bung, deren Anderung und Erganzung nach betriebsorganisatorischen Erforder- nissen sich die Gesellschaft vorbehalt.	2.2. The details of the tasks transferred to the Employee are set forth in the job description as applicable from time to time, the amendment and supplementation of which can be undertaken by the Company for organizational reasons.

2.3.Der Arbeitnehmer verpflichtet sich, alle ihm ubertragenen Aufgaben gemaB den jeweils geltenden internen Richtlinien auszu- fiihren. Er wird die Anordnungen seiner .	2.3. The Employee undertakes to execute all of the tasks transferred to him pursuant to the internal guidelines as applicable from time to time. He will follow the instructions of his

Sitz: Hannover; Amfsgerichl Hannover- HRB 62427 - Vorsifzender des Aufsichtsrals: Johann-Friedrich Dempwolff Komplementarin: JCB Managemenf GmbH - Geschaflsfuhrer: Johann-Friedrich Dempwolff. Jose Miguel Lopez Ascaso

- Sitz: Hannover; Amfsgerichl Hannover- HRB 62413

Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

Vorgesetzten beachten. Bei der Ausubung seiner Tatigkeit wird er zudem alle gesetzlichen und betrieblichen Bestimmungen beachten. Dazu zahlen auch die Unfallverhutungsvorschriften, die dazu dienen, die Sicherheit am Arbeitsplatz zu gewahrleisten	superiors. Moreover, he will observe all statutory and company provisions when carrying out the work. This includes the accident prevention provisions, which ensure safety at the work-place.

2.4. Die Gesellschaft behalt sich vor, dem Arbeitnehmer auch andere, seiner Vorbildung und seiner Fahigkeit entsprechende, gleichwertige und gleich vergutete Aufgaben zu ubertragen.	2.4. The Company reserves the right to also transfer to the Employee other tasks, which correspond to his prior qualifications and ability, which are of an equivalent value and which are remunerated equally.

2.5. Der Arbeitnehmer erklart, dass er an der Aufnahme des Anstellungsverhaltnisses und der Erbringung seiner Arbeitsleistung nach Maßgabe dieses Vertrages weder durch vertragliche Vereinbarungen mit Dritten noch sonst wie gehindert ist.	2.5. The Employee declares that he is prevented neither by contractual agreements with third parties nor in any other way from commencing the employment relationship or from carrying out his work in accordance with the provisions of this Agreement.

3. Arztliche Untersuchung	3. Medical Health Check

Die Einstellung erfolgt unter der Voraussetzung, dass der Arbeitnehmer der vorgesehen Tatigkeit gesundheitlich gewachsen ist. Der Arbeitnehmer unterzieht sich auf Wunsch und Kosten der Gesellschaft einer arztlichen Untersuchung bei einem von der Gesellschaft benannten Arzt. Der Arbeitnehmer ist damit einverstanden, dass der Arzt die Gesellschaft Ober seine gesundheitliche Eignung informiert.	Condition for the start and effectiveness of the service agreement is the physical aptitude of the Employee to fulfill the above mentioned position. The employee will participate in a medical health check at the request of the company. Respective costs are covered by the company. The Employee hereby agrees, that the physician informs the company about his general physical aptitude.

4. Arbeitsort und ortliche Versetzung	4. Place of Work and Location

4.1. Der Arbeitsort ist Hannover.	4.1. The place of work is Hannover.

4.2. Die Gesellschaft behalt sich das Recht vor, dem Arbeitnehmer innerhalb des Unternehmens auch an einen anderen Ort im Rahmen der Ziff. 2.1 und 2. 4 zu versetzen, soweit die lnteressen des Arbeitnehmers dabei Berucksichtigung finden. Außer bei dringenden betrieblichen Notwendigkeiten wird die Gesellschaft hierbei eine angemessene Ankundigungsfrist beachten.	4.2. The Company reserves the right to also relocate the Employee within the enterprise to another site within the scope of clauses 2.1 and 2.4, to the extent the Employee’s interests are taken into consideration in this connection. Except in cases of urgent operational requirements, the Company will observe a reasonable notice period therefore.

5. Arbeitszeit	5. Working Hours

5.1. Die regelmaßige wochentliche Arbeits-zeit betragt 40 Stunden. Die Lage der tag-lichen	5.1. The regular weekly working hours are 40 hours. The timing of the daily working hours

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Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

Arbeitszeit und Pausen richtet sich nach den betrieblichen Regelungen unter combesonderer Berucksichtigung der betrieblichen Erfordernisse.	and breaks is oriented on the company regulations and shall take operational requirements into particular consideration.

5.2. Der Arbeitnehmer wird seine Arbeitskraft im lnteresse der Gesellschaft einsetzen. Er wird, soweit erforderlich, Oberstunden und Mehrarbeit leisten.	5.2. The Employee will render his employment services in the interests of the Company. To the extent necessary, he will work overtime and extra work.

5.3. In Abstimmung mit seinem Vorgesetzten kann der Arbeitnehmer pro Jahr drei Verfugungstage zum Ausgleich von Mehrarbeit und Oberstunden in Anspruch nehmen.	5.3. In consultation with his supervisor, the Employee may take three additional paid days off each year for bridge days or rest days in exchange for extra hours worked.

6. Nebentatigkeiten	6. Sideline Employment

6.1. Jede Nebentatigkeit, gleichgultig ob sie entgeltlich oder unentgeltlich ausgeubt wird, bedarf der vorherigen Zustimmung der Gesellschaft. Die Zustimmung wird erteilt, wenn die Nebentatigkeit die Wahrnehmung dienstlichen Aufgaben des Arbeitnehmers zeitlich nicht behindert und sonstige berechtigte I nteressen der Gesellschaft nicht beeintrachtigt werden.	6.1. Any sideline activity, whether conducted on a paid or gratuitous basis, requires the prior consent of the Company. Consent shall be given if the sideline employment does not impair the execution of the Employee’s employment duties time wise and as long as any other legitimate interests of the Company are not impaired.

6.2. Ohne schriftliche vorherige Zustimmung der Gesellschaft darf der Arbeitnehmer auf den Geschaftsgebieten der Gesellschaft keine Geschafte auf eigene oder fremde Rechnung vornehmen.	6.2. Without the prior written consent of the Company the Employee may not conduct any business for his own or another’s account in the same lines of business as the Company.

6.3. Vortrage und/oder Veroffentlichungen, die die lnteressen der Gesellschaft tangieren, bedurfen ebenfalls der schriftlichen vorherige Zustimmung der Gesellschaft.	6.3. Lectures and/or publications which concern the interests of the Company likewise require the Company’s prior written consent.

7. Vergutung	7. Remuneration

7.1. Die jahrliche Vergutung des Arbeitnehmers betragt EUR 475.000,- brutto (,,Grundgehalt”), zahlbar in zwolf monatlichen Teilbetragen a EUR 39.583,33 brutto am Ende eines jeden Monats. Ausstehende Betrage, welche der Arbeitnehmer der Gesellschaft schuldet, werden bis zur gesetzlichen Pfandungsfreigrenze einbehalten.	7.1. The Employee’s gross annual remuneration is EUR 475.000,- (“Fixed Salary”), payable in twelve monthly installments of EUR 39.583,33 gross at the end of each month. Outstanding amounts owed to the Company by the Employee will be retained up to the statutory limit for exemption from execution.

7.2. Etwaige weitere finanzielle und/oder geldwerte Leistungen der Gesellschaft an den Arbeitnehmer, die nicht in diesem Vertrag	7.2. Any additional financial and/or nonmonetary benefits of the Company to the Employee not stipulated in this Agreement are

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Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

festgelegt sind, sind freiwillige Leistungen der Gesellschaft. Auch die wiederholte vorbehaltlose Gewahrung dieser Leistungen begrundet keinen Rechtsanspruch auf Leistungsgewahrung fur die Vergangenheit oder Zukunft.	voluntary payments of the Company. Even the repeated, unreserved granting of these benefits does not establish a legal claim to the past or future granting of such benefits

7.3. Samtliche Zahlungen an den Arbeitnehmer erfolgen bargeldlos auf ein von dem Arbeitnehmer zu benennende·s Konto bei einer in Deutschland ansassigen Bank.	7.3. All payments to the Employee shall be made on a non-cash basis by way of bank transfer to an account at a bank located in Germany that is to be specified by the Employee.

7.4. Sofern der Arbeitnehmer Entgelt oder sonstige Geldleistungen von der Gesellschaft zu viel erhalten hat, kann er sich auf den Wegfall der Bereicherung nicht berufen, wenn die ohne Grund erfolgte Oberzahlung so offensichtlich war, dass er dies hatte erkennen mussen oder wenn die Oberzahlung auf Umstanden beruhte, die er zu vertreten hat. Die Gesellschaft behalt sich vor, zu viel gezahlte Betrage vom Konto des Arbeitnehmers zuruckzufordern. Die Gesellschaft darf den Betrag, soweit die Pfandungsfreigrenzen des § 850c Zivilprozessordnung gewahrt bleiben, auch verrechnen. Der Arbeitnehmer hat dementsprechend die Pflicht, seine monatliche Entgeltabrechnung zu prufen und etwaige Unstimmigkeiten umgehend der zustandigen Personalabteilung anzuzeigen.	7.4. Insofar as the Employee has received excessive remuneration or other monetary benefits from the Company, he cannot plead the loss of the enrichment if the unjustified excess payment was so obvious that he should have realized this or if the excess payment was based on circumstances for which the Employee is responsible. The Company reserves the right to demand the return of excessively paid amounts from the Employee’s account. The Company may also offset such amount, insofar as the limits for exemption from execution of Sec. 850c German Code of Civil Procedure are observed. Accordingly, the Employee is obliged to check his monthly pay statement and to notify any irregularities to the competent personnel department without undue delay.

8. Bonus	8. Bonus

Fur seine Tatigkeit erhalt der Arbeitnehmer einen Zielbonus in Hohe van 50% des Jahresfixums. Die Berechnung des tatsachlichen Bonusbetrags erfolgt jahrlich entsprechend des gultigen Company Bonus Plans fur den Clarios AIP fur das Fiskaljahr.	The Employee shall receive a target bonus of 50% of his annual base salary. The actual bonus amount will be calculated annually based on the effective company bonus plan for the Clarios AIP for the fiscal year.

Daruber hinaus erhalt der Mitarbeiter eine zusatzliche Bonuszahlung, vorausgesetzt, dass er am Ende eines jeden Kalenderjahres bei Clarios beschaftigt ist, in Hohe von 100.000 EUR zum Ende des Jahres 2021; 125.000 EUR Ende 2022; und 150.000 EUR Ende 2023.	In addition the employee will receive an Additional Bonus as long as he is employed with Clarios at the end of each calendar year, in the amount of 100,000 EUR at the end of 2021; 125,000 EUR at the end of 2022; and 150,000 EUR at the end of 2023.

9. Long-Term Incentive	9. Long-Term Incentive

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Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

Gemar., dem Clarios LTI-Programm hat der Mitarbeiter ab Januar.1 2021 Anspruch auf 3% des gesamten Gewinnpools basierend auf dem Verkaufserlos von Brookfield, abzuglich aller Verkaufskosten abzuglich des ursprunglich investierten Kapitals von Brookfield. Die Pramien werden 20% pro Jahr ubertragen, abhangig von der Beschaftigung an jedem jahrlichen Sperrdatum gemar., Plan	In accordance with the Clarios LTl program, the employee is eligible as of January 1st 2021 for 3% of the total profit pool based on Brookfield’s sale proceeds, net of all sales costs, less Brookfield’s initial invested capital. Awards will vest 20% per year, conditional on employment on each annual vesting date per the plan.

10. Dienstwagen	10. Company Car

Im Rahmen der Company Car Policy stellt die Gesellschaft dem Arbeitnehmer einem Dienstwagen als Teil des Entgelts zur Verfugung.	The Company will provide the Employee with a company car as part of the compensation package in accordance with the company car policy.

11. Vermogenswirksame Leistungen	11. Capital Formation Savings Payment

Der Arbeitnehmer erhalt - erstmals mit Beginn des 7. Kalendermonats ununterbrochener Betriebszugehorigkeit - einen monatlichen Zuschuss zur altersvermbgenswirksamen Leistung in Hohe von brutto EUR 26,59 brutto. Es besteht die Moglichkeit auf den Erhalt von zusatzlichen EUR 10,- bei Abschluss der MetallRente. Hierfur gelten die betrieblichen Bestimmungen.	The Employee receives an payment of EUR 26,59 gross per month for the first time at the beginning of the 7th month of uninterrupted seniority. With this settlement, the Employee can increase his private pension fund. The Employee has the opportunity to receive additional EUR 10,- upon conclusion of a MetallRente contract. For this purpose shop agreements apply.

12. Betriebliche Altersversorgung	12. Company Pension Scheme

Nach 6 Monaten ununterbrochener Betriebszugehorigkeit zahlt die Gesellschaft eine monatlichen Beitrag zur Betrieblichen Altersversorgung des Arbeitnehmers von momentan EUR 50,- entsprechend der Betriebsvereinbarung Ober Betriebliche Altersversorgung vom 12. Januar 2012.	After 6 months of continuous seniority, the Company pays a monthly contribution of currently EUR 50,- for retirement benefits of the Employee according to the shop agreement on Occupational pensions from January 12th , 2012.

13. Umzug Unstertutzung	13. Relocation support

Das Unternehmen bietet dem Mitarbeiter Umzugsunterstutzung gemar., den Umzugsrichtlinien.	The company will provide relocation support to the employee in accordance with the Relocation Policy.

14. Aufwendungsersatz	14. Reimbursement of Expenses

Der Arbeitnehmer in der ordnungsgemaßen Ausfuhrung seiner Pflichten entstandene Aufwendungen werden von der Gesellschaft erstattet, soweit er durch Belege	The expenses incurred by the Employee in the orderly execution of his duties shall be reimbursed by the Company to the extent proven through receipts and reimbursable

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nachgewiesen und nach den jeweils geltenden Einzel- oder allgemeinen Weisungen der Gesellschaft erstattungsfahig ist.	pursuant to the individual or general instructions of the Company applicable from time to time.

15. Abwesenheit und Krankheit	15. Absence and Illness

15.1. Der Arbeitnehmer zeigt der Gesellschaft eine Dienstverhinderung und seine voraussichtliche Dauer unverzuglich an. Dabei hat der Arbeitnehmer die Gesellschaft auf vordringlich zu erledigende Aufgaben hinzuweisen.	15.1. The Employee notifies the Company without undue delay of any hindrance from work and its presumable duration. When doing so, the Employee must draw the Company’s attention to any tasks that require urgent handling.

15.2. Im Falle der Arbeitsunfahigkeit hat der Arbeitnehmer auf Verlangen und in jedem Fall spatestens am dritten Tage seiner Abwesenheit der Gesellschaft eine arztliche Bescheinigung vorzulegen, die diese Dienstverhinderung und deren voraussichtliche Dauer nachweist.	15.2. In the event of his inability to work, the Employee must present the Company upon demand and in all events on the third day of absence at the latest with a doctor’s certificate which verifies this hindrance from work and its presumable duration.

16. Entgeltfortzahlung	16. Salary Continuation

16.1. Im Falle von Krankheit oder unfallbedingter Arbeitsunfahigkeit werden nach einjahriger Betriebszugehorigkeit die Bezuge fur die Dauer von drei Monaten weitergezahlt. Dabei wird - basierend auf den Bestimmungen des § 12 Abs. 3 Manteltarifvertrag fur die Beschaftigten der Nds. Metallindustrie vom 8. Juli 201 0 - auf das Gehalt angerechnet, was der Arbeitnehmer als Krankengeld oder Unfallentschadigung erhalt. Ausgenommen von diesem Anrech-nungsvorbehalt sind Leistungen, die der Arbeitnehmer aufgrund rein privater Vorsorgemaßnahmen erhalt.	16.1. In the case of illness or inability to work because of illness or an accident, the Company will continue to pay the Employee his remuneration for a further three months, for the first time after one year of seniority. The amount that he receives as sick pay or accident compensation will be offset against his salary. This is based on the provisions of the collective bargaining agreement of the Lower Saxony Metalindustry as of July 8th 2010. Any sums that the Employee receives from purely private care arrangements will not be offset in their way.

16.2. Sollte der Arbeitnehmer wahrend der Dauer des Anstellungsverhaltnisses sterben, so erhalten seine unterhaltsberechtigten Angehorigen oder gesetzlichen Erben to noch fur drei Monate - vom Sterbetag an gerechnet - das anteilige Jahresgehalt.	16.2. If the Employee should die during the employment relationship, his dependents entitled to support or lawful heirs continue receive the remuneration for three months reckoned as from the day of death.

17. Urlaub	17. Vacation

17 .1. Der Arbeitnehmer hat in jedem Kalenderjahr Anspruch auf 30 Arbeitstage bezahlten Urlaub. Arbeitstage sind alle Kalendertage mit Ausnahme von Samstagen, Sonntagen und gesetzlichen Feiertagen am Sitz der Gesellschaft. Der Urlaubsanspruch	17.1. The Employee has a claim to 30 working days of paid vacation per calendar year. Working days are all calendar days with the exception of Saturdays, Sundays and public holidays at the seat of the Company. The vacation entitlement will automatically be

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Clarios EMEA Clarios Germany GmbH & Co. KGaA Am Leineufer 51 • 30419 Hannover / Germany Tel: +49 5 11 9 75 01 • Fax: +49 5 11 9 75 10 10

wird automatisch entsprechend angepasst, wenn der Arbeitnehmer regelmaßig weniger als funf Tage pro Woche arbeitet. Die zeitliche Lage des Urlaubs ist unter Berucksichtigung der perstinlichen und geschaftlichen Belange der Gesellschaft festzulegen. Der Urlaub bedarf der vorherigen Zustimmung.	correspondingly adjusted if the Employee regularly works less than five days per week. The timing of the vacation must take into consideration the personal and business interests of the Company. The vacation requires prior approval.

17.2. Der gesamte Urlaub ist grundsatzlich im laufenden Kalenderjahr zu nehmen. Genommener Urlaub wird zunachst auf den gesetzlichen Urlaubsanspruch angerechnet.	17.2. All vacation days should be taken in principle during the ongoing calendar year. Vacation days taken will initially be deducted from the statutory vacation entitlement.

17.3. Eine Obertragung des Urlaubs auf das nachste Kalenderjahr erfolgt nur, wenn dringende betriebliche oder in der Person des Arbeitnehmers liegende Grunde dies rechtfertigen. Der so ubertragene Urlaub verfallt, wenn er nicht innerhalb der ersten drei Monate des Folgejahres (,,Ubertragungszeitraum”) genommen wird. 1st der Arbeitnehmer infolge einer arztlich nachgewiesenen Arbeitsunfahigkeit daran gehindert, den ubertragenen Urlaub innerhalb des Obertragungszeitraums zu nehmen, besteht der Urlaubsanspruch auch Ober den Obertragungszeitraum hinaus fort, allerdings maximal bis zur Htihe des noch bestehenden gesetzlichen Urlaubsanspruchs und zeitlich begrenzt bis zum 31. Marz des auf das Folgejahr folgenden Kalenderjahres.	17.3. A transfer of the vacation to the next calendar year is only possible if urgent operational reasons or reasons lying in the person of the Employee justify this. Such transferred vacation lapses if not taken within the first three months of the following year (“Transfer Period”). If, on grounds of an inability to work verified by doctor’s certificate, the Employee is hindered from taking the transferred vacation within the Transfer Period, the vacation entitlement is also upheld after the Transfer Period, albeit up to a maximum amount of the still existing statutory vacation entitlement and limited time-wise until March 31st of the calendar year after the following year.

17.4 . Bei Beendigung des Arbeitsvertrages ist die Abgeltung vertraglicher Urlaubsanspruche ausgeschlossen; eine Urlaubsabgeltung erfolgt nur bis zur Htihe des noch bestehenden gesetzlichen Urlaubsanspruchs.	17.4. Upon the end of the Employment Agreement payment in lieu of contractual vacation entitlements is excluded; payment in lieu of vacation is only possible up to the amount of the remaining statutory vacation entitlement.

18. Verschwiegenheit	18. Secrecy

18.1. Der Arbeitnehmer verpflichtet sich, Ober alle Betriebs- und Geschaftsgeheimnisse, insbesondere Herstellungsverfahren, Vertriebswege, Kundenlisten, Kalkulationsgrundlagen, Firmensoftware und vergleichbare lnformationen, sowohl wahrend der Dauer des Anstellungsverhaltnisses als auch nach seiner Beendigung, Stillschweigen zu bewahren. Die Geheimhaltungspflicht erstreckt sich nicht auf solche Kenntnisse, die jedermann zuganglich sind oder deren	18.1. The Employee undertakes to keep secret all business and trade secrets, in particular manufacturing processes, distribution channels, customer lists, calculation bases, company software and comparable information, both during the term of the employment relationship as well as after it has ended. The secrecy obligation does not extend to knowledge that is accessible to anyone or whose disclosure is evidently without any disadvantage for the Company. In cases of

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Weitergabe fur die Gesellschaft ersichtlich ohne Nachteil ist. Im Zweifelsfalle sind jedoch technische, kaufmannische und personliche Vorgange und Verhaltnisse, die der Arbeitnehmer im Zusammenhang mit seiner Tatigkeit bekannt werden, als Unternehmensgeheimnisse zu behandeln. In solchen Fallen ist der Arbeitnehmer var der Offenbarung gegenOber Dritten verpflichtet, eine Weisung der Geschaftsleitung einzuholen, ob eine bestimmte Tatsache vertraulich zu behandeln ist oder nicht.	doubt, however, technical, commercial and personal events and relations which become known to the Employee in connection with his work are to be treated as company secrets. In such cases, prior to disclosure to third parties the Employee is obliged to obtain an indication from the management as to whether or not a specific fact must be handled confidentially.

18.2. Die Schweigepflicht erstreckt sich auch auf Angelegenheiten anderer Gesellschaften, mit denen die Gesellschaft wirtschaftlich oder organisatorisch verbunden ist.	18.2. The secrecy obligation also extends to the affairs of other companies with which the Company is commercially or organizationally associated.

18.3. Soweit die nachvertragliche Verschwiegenheitspflicht dem Arbeitnehmer in seinem beruflichen Fortkommen hindert, hat der Arbeitnehmer gegen die Gesellschaft einen Anspruch auf Freistellung van dieser Pflicht.	18.3. To the extent the post-contractual secrecy obligation hinders the Employee in his professional advancement, the Employee has a claim against the Company to a release from this obligation.

18.4. Ober seine Vergutung hat die Arbeitnehmer dritten Personen gegennuber Stillschweigen zu bewahren. Dies gilt nicht fur die Falle, in denen er gesetzlich berechtigt oder verpflichtet ist, Angaben Ober sein Einkommen zu machen, wie beispielsweise dem Finanzamt, dem Arbeitsamt oder einer sonstigen staatlichen Stelle.	18.4. The Employee must not disclose details of his remuneration to third parties. This does not apply in cases where he is entitled or obliged by law to give details of his income, such as for example vis-a-vis the tax office, employment agency or any other state office.

18.5. Die betrieblichen Sicherheitsbestimmungen sind zu beachten. Vertrauliche und geheim zu haltende Schriftstocke, Zeichnungen, Madelle und ahnliche Unterlagen sind unter Verschluss zu halten.	18.5. The company safety provisions must be observed. Confidential and secret documents, drawings, models and the like are to be kept under lock and key.

19. Eigentum der Gesellschaft	19. Company Property

Alle Gegenstande, Unterlagen, Kundenlis- ten und andere Dokumente, die der Arbeitnehmer anlasslich seiner Tatigkeit fur die Gesellschaft erhalt Oder erstellt, sind Eigentum der Gesellschaft und der Arbeit- nehmer, soweit nicht anderweitig vereinbart, ausschlieBlich zur dienstlichen Nutzung uberlassen. Sie sind der Gesellschaft jederzeit auf Verlangen und bei Beendigung des Anstellungsverhaltnisses unaufgefordert zuruckzugeben;	All items, documents, customer lists and other documents which the Employee receives or creates on the basis of his work for the Company are Company property and are provided to the Employee exclusively for his work-related use, unless otherwise agreed. They must be returned to the Company at any time upon demand and at the end of the employment relationship without demand; the Employee has no rights of retention. This

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Zuriickbehaltungsrechte des Arbeitnehmers sind ausgeschlossen. Diese Regelung gilt auch fiir elektronische Oder in anderer Form gespeicherte Oaten.	provision also applies to electronic data and data stored in any other form.

20. Erfindungen, Urheberrechte; Verbesserungsvorschlage	20. Inventions, Copyrights; Improvement

20.1. Fiir Erfindungen, technische Verbesserungsvorschlage und urheberrechtlich geschutzte Werke des Arbeitnehmers gelten die gesetzlichen Vorschriften.	20.1. With respect to inventions, technical improvement suggestions and copy-right- protected works of the Employee the statutory provisions apply.

20.2. Fiir Verbesserungsvorschlage finden die jeweils gultigen Richtlinien der Gesellschaft Anwendung.	20.2. Suggestions for improvement will be governed by the Company’s rules in the version valid at the time.

21. Personliche Oaten	21. Personal Data

21.1. Der Arbeitnehmer erklart sich mit der Verarbeitung und Nutzung ihn betreffender personenbezogenen Oaten durch die Gesellschaft nach Marßgabe dieser Ziffer des Vertrages einverstanden.	21.1. The Employee declares his agreement to the processing and use of personal data relating to his by the Company according to the provisions of this clause of the Agreement.

21.2. lnsbesondere willigt der Arbeitnehmer in die Datenverarbeitung bestimmter, ihn betreffender sensibler und gesundheitsbezogener Daten ein. Der Arbeitnehmer ist daruber informiert, dass diese Daten nur verarbeitet werden, soweit dies zur Einhaltung gesetzlicher Bestimmungen erforderlich ist oder diese Daten zur Verwaltung bestimmter personlicher Sozialleistungen wie beispielsweise Kranken- und Lebensversicherung oder betrieblicher Altersversorgung oder zur Erhebung statistischer Auswertungen fur betriebliche oder gesetzliche Zwecke benotigt werden. Der Arbeitnehmer ist damit einverstanden, dass diese Datenverarbeitung ohne Kontrolle medizinischen Fachpersonals erfolgt.

21.2. In particular, the Employee consents to the data processing of specific sensitive and health-related data relating to his. The Employee is aware that this data is only processed to the extent necessary in order to observe statutory provisions or that this data is required for the management of certain personal social security payments such as health and life insurance or a company retirement pension or to collect statistical values for corporate or statutory purposes.

The Employee agrees to this data processing being conducted without examination by medical experts.

21.3. Mit Unterzeichnung dieser Vereinba- rung ermachtigt der Arbeitnehmer die Gesellschaft im Rahmen der vorgenannten Zweckbestimmung zur Ubermittlung seiner personenbezogenen Daten an dem Clarios-Konzern zugehbrige Gesellschaften, einschlieRJich der Konzerngesellschaften mit Sitz in einem Land, das nur ein gesetzlich niedrigeres Datenschutzniveau auf- weist, wie	21.3. With the signing of this Agreement the Employee authorizes the Company within the scope of the previously mentioned designated purpose to transmit his personal data to companies belonging to the Clarios- Group, including the group companies which have their seat in countries which only have a lower statutory level of data protection, such as the USA for example. Furthermore, the Employee

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zum Beispiel die USA. Der Arbeitnehmer ermachtigt die Gesellschaft des Weiteren auch zur Ubermittlung personenbezogener Daten an Auftragnehmer der Gesellschaft, soweit die Ubermittlung im Rahmen der vorgenannten Zweckbe- stimmungen erfolgt. Der Arbeitnehmer ermachtigt die Gesellschaft, personenbezo-gene Daten innerhalb des Clarios-Kon- zerns zentral und/oder bei anderen Gesellschaften zu speichern.	also authorizes the Company to transmit personal data to contractors of the Company, insofar as the transmission takes place within the framework of the aforesaid designated purposes. The Employee authorizes the Company to store personal data within the Clarios-Group centrally and/or at other companies.

21.4. Die Mdglichkeit der Gesellschaft, im Rahmen der gesetzlichen Bestimmungen Daten zu verarbeiten und zu nutzen, wird durch die vorstehenden Regelungen nicht eingeschrankt.	21.4. The Company’s possibility to process and use data within the scope of the legal provisions is not limited by the above provisions.

21.5. Der Arbeitnehmer wird alle Anderungen in den Angaben zu seiner Person, soweit sie fur das Anstellungsverhaltnis von Bedeutung sind, unverzuglich der Gesellschaft mitteilen.	21.5. The Employee will notify the Company without undue delay of all changes in his personal details to the extent they are of significance to the employment relationship.

22. Nicht-Verleumdungs-Klausel	22. Non-disparagement

Der Mitarbeiter erklart sich ausdrucklich damit einverstanden, dass er keine Aussagen macht, die beruflich oder personlich die lnteressen des Unternehmens (einschlie(l, lich seiner leitenden Angestellten, Direktoren und Mitarbeiter) herabsetzen oder diesen widersprechen, einschlie(l,lich, aber nicht beschrankt auf Aussagen dass Personen, Produkte, Dienstleistungen, Finanzen, finanzielle Bedingungen, Fahigkeiten oder andere Aspekte des Geschafts oder des Unternehmens herabgesetzt werden und dass der Mitarbeiter kein Verhalten begeht, das den Ruf beruflich oder perstinlich schadigen soil des Unternehmens (einschlief?.lich seiner leitenden Angestellten, Direktoren und Mitarbeiter).	The Employee expressly agrees that he will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the company (including their officers, directors and employees) including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business or the company, and that the Employee will not engage in any conduct which is intended to harm professionally or personally the reputation of the company (including its officers, directors and employees).

23. Vertragsdauer und Kundigung	23. Contract Term and Termination

23.1. Das Anstellungsverhaltnis endet, ohne dass es einer Kundigung bedarf, spatestens mit Ablauf des Monats, in dem der Arbeitnehmer Anspruch auf die gesetzliche Regelaltersrente hat (gegenwartig mit Vollendung des 67. Lebensjahres).	23.1. The employment relationship ends, without requiring a termination, at the latest with the expiry of the month in which the Employee can claim the statutory regular old-age pension ( currently upon reaching the age of 67).

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23.2. Das Anstellungsverhaltnis kann beiderseitig unter Einhaltung der vereinbarten Kundigungsfrist – auch im Falle einer Befristung – ordentlich gekundigt werden.	23.2. Either party – also in case of a fixed term contract – may terminate the employment relationship with the agreed notice period.

23.3. Die Kundigungsfrist betragt fur beide Seiten sechs Monate zum Halbjahr (Juni/Dezember). Gesetzliche oder sonstige fur das Anstellungsverhaltnis zwingende Verlangerungen der arbeitgeberseitigen Kundigungsfrist gelten auch fur arbeitnehmerseitige Kundigungen.	23.3. The termination notice period for both sides is six months to the end of the half year (June/December). Mandatory statutory or other extensions of the notice period for a termination of the employment relationship by the Employer shall also apply to terminations declared by the Employee.

23.4. Das Recht zur Kundigung aus wichtigem Grund bleibt unberuhrt.	23.4. The right to terminate for serious cause is not affected hereby.

23.5. Die Kundigung bedarf zu lhrer Wirksamkeit der Schriftform.	23.5. The termination must be in writing in order to be valid.

23.6 Die Kundigung des Anstellungsver- haltnisses durch die Gesellschaft gilt als Kundigung etwaiger dem Arbeitnehmer gewahrter Darlehen innerhalb der gesetzli- chen Frist. Schuldet der Arbeitnehmer der Gesellschaft andere Zahlungen -etwa aufgrund von Gehaltsvorschussen- werden diese zum Zeitpunkt des Ausspruchs einer Kundigung durch die Gesellschaft fallig. Dies gilt jedoch nicht, wenn ausdrucklich etwas anderes vereinbart worden ist. Die Gesellschaft ist berechtigt ihre Anspruche -soweit gesetzlich erforderlich unter Be- achtung der Pfandungsgrenzen- mit Ge- genanspriichen des Arbeitnehmers aufzu- rechnen.	23.6. The termination of the employment relationship by the Company is deemed to be a termination of any loans granted to the Employee within the statutory notice period. Should the Employee owe the Company other payments – for example on grounds of salary advances – these become due at the time of declaration of a termination by the Company. This does not apply, however, if anything to the contrary has been expressly agreed. The Company is entitled to offset its claims – to the extent legally necessary in observation of the maximum limits for executions – against counterclaims of the Employee.

24. Freistellung	24. Garden Leave

24.1 Wahrend der Kundigungsfrist kann die Gesellschaft den Arbeitnehmer unter Fortzahlung der Vergutung freistellen. Die Dauer der Freistellung wird im Falle ihrer Unwiderruflichkeit auf den gesamten, zum Zeitpunkt der Freistellung bereits entstandenen sowie auf den im Laufe der Freistellung eventuell noch entstehenden Urlaubsanspruch sowie etwaige Anspruche auf Freizeitgewahrung angerechnet.	24.1. During the termination notice period the Company can release the Employee from his employment duties with the simultaneous continued payment of his salary (garden leave). The term of the garden leave will, in its event of its irrevocability, be deducted from the Employee’s overall vacation entitlement already accrued at the time of the release from work and from any vacation claim that may accrue during the garden leave, as well as from any claims to the granting of time-off.

24.2. Die Gesellschaft ist berechtigt, den Arbeitnehmer unter Fortzahlung der Bezuge vorubergehend von der Arbeit freizustellen, wenn ein sachlicher Grund vorliegt,	24.2. The Company is entitled to temporarily release the Employee from his employment duties with the continued payment of his remuneration if a material reason therefor

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insbesondere der Verdacht eines groben Vertragsverstol?ies, der die Vertrauensgrundlage beeintrachtigt, wie z. B. Geheimnisverrat, Konkurrenztatigkeit etc.	exists, in particular in case of a suspected gross breach of contract which impairs the trust existing between the parties, such as the betrayal of secrets, competitive activity, etc.

25. Verfallklausel	25. Forfeiture Clause

25.1. Anspruche aus dem Anstellungsverhaltnis verfallen, wenn sie nicht innerhalb einer Ausschlussfrist von sechs Monaten van dem Arbeitnehmer oder von der Gesellschaft schriftlich geltend gemacht werden. Die Versaumung der Ausschlussfrist fuhrt zum Verlust des Anspruchs. Die Ausschlussfrist beginnt, wenn der Anspruch entstanden ist und der Anspruchsteller van den anspruchsbegrundenden Umstanden Kenntnis erlangt oder ohne grobe Fahrlassigkeit erlangen musste. Diese Ausschlussfrist gilt nicht bei Haftung wegen Vorsatzes sowie bei der Verletzung von Leben, Karper und Gesundheit.	25.1 Claims under the Employment Agreement lapse if they are not asserted in writing within a preclusive period of six months by the Employee or the Company. A failure to assert the claim within the preclusive period leads to the lapse of the claim. The preclusive period begins with the accrual of the claim and when the claimant has gained knowledge of the circumstances establishing the claim or should have gained knowledge thereof without gross negligence. This preclusive period does not apply to liability on grounds of willful intent or in cases of injury to life, physical wellbeing and health.

26. Vertragssprache	26. Contract Language

Der Arbeitnehmer ist der englischen Sprache in Wort und Schrift machtig. Er erklart hiermit sein Einverstandnis, dass die ubliche Kommunikation zwischen den Parteien in der englischen Sprache erfolgt.	The Employee is fluent in spoken and written English. He herewith declares his agreement to having the usual communication between the parties conducted in English.

27. Schlussbestimmungen	27. Final Provisions

27.1. Zu diesem Vertrag bestehen keine Nebenabreden. Erganzungen und Anderungen dieses Arbeitsvertrages bedurfen zu ihrer Wirksarnkeit der Schriftforrn, es sei denn, sie beruhen auf einer ausdrucklichen oder individuellen Vertragsabrede. Auch die Aufhebung dieses Schriftforrn Erfordernisses bedarf zu ihrer Wirksamkeit der Schriftform. Eine betriebliche Obung ist keine ausdruckliche bzw. individuelle Vertragsabrede.	27.1. No side agreements to this Employment Agreement exist. Supplementations of or amendments to this Employment Agreement must be in writing in order to be valid unless they are based on an express or individual contractual agreement. The cancellation of this written form requirement must also be in writing in order to be valid. Standard company practice does not constitute an express or individual contractual agreement.

27.2. Erganzend gelten die jeweils auf das Arbeitsverhaltnis anwendbaren Betriebsvereinbarungen.	27.2. In supplementation here of, the shop agreements applicable to the employment relationship shall apply at any time.

27.3. Die etwaige Unwirksamkeit einzelner Bestimmungen dieses Vertrages lasst die Wirksamkeit der ubrigen Vertragsbestim-	27.3. The invalidity of individual provisions of this Agreement does not affect the validity of the remaining contractual provisions. The

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mungen unberiihrt. Die unwirksame Rege- lung ist durch eine wirksame zu ersetzen, die dem wirtschaftlichen und rechtlichen Willen der Vertragsparteien am nachsten kommt. Dasselbe gilt fur den Fall einer vertraglichen Lucke.	invalid provision shall be replaced by a valid provision, which comes closest to the economic and legal intention of the contractual parties. The same applies in the event of a contractual omission.

27.4. Das Anstellungsverhaltnis untersteht deutschem Recht. Maßgeblich ist die deutsche Fassung dieses Anstellungsvertrages.	27.4. The employment relationship is subject to German law. The German version of this Employment Agreement is authoritative.

Hannover, den 16.November 2020	Hanover, November 16th 2020

Clarios Germany GmbH & Co. KGaA vertreten durch Clarios Management GmbH	Clarios Germany GmbH & Co. KGaA represented by Clarios Management GmbH

ppa Julian Fernandez Terreros	ppa Patricia Krueger
Julian Fernandez Terreros Executive Director HR	Patricia Krueger General Counsel

Unterzeichnet/Signed:

15/11/2020	/s/ Werner Benade
Datum/Date	Dr Werner Benade

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